CONSENT OF INDEPENDENT AUDITORS

We consent to use in the Registration Statement on Form N-4 of our report dated March 17, 2026 related to the statutory-basis financial statements of Pacific Life Insurance Company as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the headings "Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

June 18, 2026